SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 21, 2002

BLUE COAT SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28139 (Commission File Number)	91-1715963 (I.R.S. Employer Identification Number)

650 Almanor Avenue
Sunnyvale, California 94085
(408) 220-2200
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

CacheFlow Inc.
(Former name or former address, if changed since last report)

ITEM 5.    Other Events.

Effective August 21, 2002, CacheFlow Inc. (the “Company”) changed its name to Blue Coat Systems, Inc. In conjunction with the change in the Company’s name, the ticker symbol for the Company’s common stock, which is listed on the Nasdaq National Market, has been changed to BCSI. Further details regarding the name change are contained in the Company’s press release dated August 21, 2002, attached as Exhibit 99.1 hereto.

ITEM 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

EXHIBITS.

99.1    Press Release dated August 21, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: August 22, 2002	By:	/s/ ROBERT VERHEECKE
Robert Verheecke Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated August 21, 2002.